Allstate Life

Insurance Company

A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois 60062-7154

Group Contingent Deferred Annuity Master Contract

This Group Contingent Deferred Annuity Master Contract is issued to the Master Contractholder shown on the Contract Data Page. It takes effect on the date agreed upon by us and the Master Contractholder, and is shown on the Data Page.

The provisions and conditions on the following pages of this Contract are as fully a part of the contract as if they are recorded above the signatures below. All provisions and conditions of this Contract are subject to the laws of the jurisdiction in which the Contract is delivered.

Throughout this Contract, “we”, “us”, “our” and “the Company” refer to Allstate Life Insurance Company.

Subject to the terms and conditions of the Contract, Allstate Life Insurance Company will pay the Benefit Payments to the Certificate Owner beginning on the Benefit Payment Start Date. Alternatively, the Certificate Owner may apply their Fund Account Value to an Optional Income Plan as described in the Contract.

Contract Summary

This Contract is a legal contract between the Master Contractholder and Allstate Life Insurance Company. This Contract provides no benefits during the Funding Phase. Benefits are provided only if the Funding Phase ends and the Payout Phase begins. The Payout Phase begins on the date the Fund Account Value is reduced to zero. During the Payout Phase, periodic income payments are provided beginning on the Benefit Payment Start Date. The Benefit Payment Start Date is the date, if applicable, when the Fund Account Value is reduced to zero and the Benefit Base is greater than zero. Alternatively, if the Certificate Owner chooses an Optional Income Plan, the plan chosen provides a series of income payments beginning on the Income Plan Start Date. See the body of the Contract for further information.

This Contract has no cash value, loan value or surrender value.

This Contract does not pay dividends or death benefits.

The Certificate Owner owns the Fund Account. The Fund Account is not an account of, and the investments of the Fund Account are not assets of, Allstate Life Insurance Company.

The Fund Account is subject to the Certificate Owner’s agreement with the Broker/Dealer.

By:	/s/ Michael J. Velotta	By:	/s/ James E. Hohmann
	Secretary		President and Chief Executive Officer

Group Contingent Deferred Annuity

ALLSTATE LIFE INSURANCE COMPANY

NORTHBROOK, ILLINOIS

MASTER CONTRACT APPLICATION

The Applicant named below hereby applies to ALLSTATE LIFE INSURANCE COMPANY for a Group Contingent Deferred Annuity Master Contract to be issued in the state of Delaware.

(Name of Applicant)

(Authorized Signature)

(Title)

(Date)

INSURING PROVISIONS

Eligibility All persons who have established fund accounts with the Broker/Dealer that are invested in the investment programs approved by us, are eligible for coverage under the Contract.

Certificate Three certificate options are available under this Master Contract. The Owner’s Certificate will indicate which option applies to the Owner. Each Certificate Owner will receive a Certificate that summarizes:

•	the benefits provided under this Contract; and

•	the rights and duties of the Certificate Owner.

Certificate provisions may vary if required for purposes of complying with applicable state law. The Certificate Owner will have the right to void the coverage under the Certificate if we receive written notification within 30 days after it is received.

Right to Change Contract Terms We reserve the right to change the terms and conditions of this Contract prospectively. To do this, we must give at least 60 days written notice to the Master Contractholder at its home office.

The consent of the Certificate Owner(s), the Annuitant(s), or Beneficiary(ies), is not required to amend this Contract.

THE PERSONS INVOLVED

Master Contractholder The “Master Contractholder” is the entity to which this Contract is issued, and is shown on the Contract Data Page. The Master Contractholder may exercise all of the rights and privileges under this Contract

Broker/Dealer The “Broker/Dealer” is the broker/dealer with which the Owner has established their Fund Account, and is shown on the Contract Data Page.

Owner The “Owner” of the Certificate is the person(s) named in the Certificate application, who own(s) the Fund Account. The Owner will receive any payments under the Certificate, unless the Owner has directed us to pay them to someone else. The Owner may exercise all the rights stated in the Certificate, subject to the rights of any irrevocable Beneficiary. Any request to exercise ownership rights must be signed by all Owners. The Owner may not assign any interest in the Certificate as collateral or security for a loan.

The Owner may be non-living if the Owner is an agent for an individual under the Internal Revenue Code of 1986, as amended (“Code”). If the Owner is a trust, the Owner will be considered a non-living person.

If there are joint Owners, they must be Spouses and must jointly own the Fund Account. As used throughout the Certificate, “Spouse” refers to a legal Spouse as defined by the Code. The Certificate cannot be jointly owned by a non-living person and a living person. If the Owner is a custodian or trustee of an Individual Retirement Account established pursuant to Section 408(a) of the Code (“IRA”), then there can only be one Owner. The Certificate cannot have more than two Owners.

“Owner” as used in the Certificate refers to all people named as Owners, unless otherwise indicated.

Annuitant The Annuitant is the person, named by the Owner, shown on the Certificate Data Page, during whose life we will pay the Benefit Payments or income plan payments, as applicable. The Annuitant cannot be changed or removed once the first Eligible Withdrawal has been taken or the Payout Phase has begun, whichever occurs first.

The Annuitant must be a living person. If the Owner is a living person, the Annuitant is an Owner. If the Owner is a non-living person, the Annuitant named by the Owner must have a beneficial interest in the Fund Account. If the Owner is a grantor trust pursuant to Subpart E of Subchapter J of the Code, the Annuitant must be the grantor. If the Owner is a custodian or trustee of an IRA, then the Annuitant must be the individual for whose exclusive benefit the IRA was created.

Joint Annuitant The Owner may elect to add a Joint Annuitant prior to the first Eligible Withdrawal, or the election of an Optional Income Plan, whichever occurs first. If a Joint Annuitant has been elected, then we will pay the Benefit Payments or income plan payments, as applicable, for the lifetime of the Annuitant or Joint Annuitant, whoever lives longer. The Joint Annuitant cannot be changed or removed once the first Eligible Withdrawal has been taken or the Payout Phase has begun, whichever occurs first. The Certificate cannot have more than one Joint Annuitant.

If there is only one Owner, and Joint Annuitant is selected, then the Joint Annuitant must be the Owner’s Spouse who must also be the sole Primary Beneficiary of the Certificate. If there are joint Owners, and a Joint Annuitant is selected, then the Joint Annuitant must be the other Owner. If the Owner is a non-living person, other than the custodian or trustee of an IRA, a Joint Annuitant is not allowed. If the Owner is the custodian or trustee of an IRA, and a Joint Annuitant is selected, then the Joint Annuitant must be the Spouse of the Annuitant and the sole beneficiary of the IRA. The Owner assumes responsibility for ensuring that the Joint Annuitant satisfies these conditions at the time of issue and until the Certificate terminates.

We may require proof of age, sex and marriage when the Joint Annuitant is added to the Certificate.

Beneficiary For purposes of the Payout Phase section, and Certificate continuation under the Death of Owner provision, there are two classes of Beneficiaries, Primary Beneficiary(ies) and Contingent Beneficiary(ies). Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as “Beneficiaries.”

The Primary Beneficiary is the person(s) named on the Certificate Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Certificate upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Certificate Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Certificate upon the death of the sole surviving Owner, when all Primary Beneficiaries predecease the sole surviving Owner.

Unless the Owner has designated an irrevocable Beneficiary, the Owner may change or add Beneficiaries at any time, subject to the Joint Annuitant provision, by written request in a timely manner, in a form satisfactory to us. Once we accept a request, the change will take effect on the date the Owner signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

•	The Owner’s Spouse (or person of equivalent legal status based on applicable state law), or if he or she is no longer living;

•	The Owner’s surviving children equally, or if the Owner has no surviving children;

•	The Owner’s estate.

For the purposes of the Certificate, children are natural children and legally adopted children only.

Unless the Owner has provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries in a class will take equal shares. If there is more than one Beneficiary in a class, and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary’s entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries’ original shares.

.

FUNDING PHASE

Funding Phase The “Funding Phase” is the first of the two phases of the Certificate, during which the Owner may make contributions to and take withdrawals from the Owner’s Fund Account. The Funding Phase begins on the Issue Date stated on the Certificate Data Page. This phase will continue until the date when the Payout Phase begins, unless the Certificate is terminated before that date.

Certificate Year A “Certificate Year” is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date (“Certificate Anniversary”).

Funding Payment(s) “Funding Payments” are the contributions the Owner makes to the Owner’s Fund Account during the Funding Phase. The amount of the initial Funding Payment is the Fund Account Value on the date the Certificate is issued, as shown on the Certificate Data Page. The Owner may make subsequent Funding Payments during the Funding Phase. Contributions made after the Funding Phase ends are not considered Funding Payments under the Certificate.

For purposes of calculating the Benefit Base, we reserve the right to limit the amount of the Funding Payments we will allow to the Minimum Funding Payment amount and the Maximum Aggregate Funding Payment amount shown on the Certificate Data Page, without our prior approval. Payments in excess of the Maximum Aggregate Funding Payment may not be held in the Fund Account and will not be part of the Benefit Base. We reserve the right to change the Minimum Funding Payment and Maximum Aggregate Funding Payment, without the Owner’s approval. For purposes of determining the Maximum Aggregate Funding Payments, we reserve the right to apply the aggregate amount across all annuity certificates and contracts issued by us or our affiliates.

We reserve the right to restrict additional Funding Payments to the Fund Account if, at any time, the annual certificate fee percentage available for new certificates exceeds the Annual Certificate Fee Percentage shown on the Certificate Data Page by an amount equal to or greater than the Funding Payment Restriction Threshold, as shown on the Certificate Data Page.

Certificate Fee The “Certificate Fee” is the money paid by the Owner to us for the benefits provided under the Certificate. The Certificate Fee will be deducted from the Owner’s Fund Account Value. The Annual Certificate Fee Percentage is shown on the Certificate Data Page. The Certificate Fee calculation is shown on the Certificate Data Page.

If we do not receive the Owner’s required Certificate Fees, the Owner will be given a grace period of 61 days. During the grace period, the Certificate will be in force. If the Owner does not pay the Certificate Fees by the end of the grace period, the Certificate will terminate.

Fund Account The “Fund Account” is the investment account established with the Broker/Dealer within which the Owner’s assets are held. The Fund Account is shown on the Certificate Data Page. The Owner owns the assets of the Fund Account. The Fund Account is not an asset of the Company. The Owner’s rights and obligations with respect to the Fund Account are set forth in the Owner’s agreement with the Broker/Dealer.

The Fund Account must continually be invested in one or more Investment Programs. “Investment Programs” are the investment programs offered through the Broker/Dealer that we determine to be eligible for inclusion under the Certificate. The Investment Programs available as of the Issue Date are shown on the Certificate Data Page. We reserve the right to require that the entire Fund Account Value be invested in only one Investment Program, and will treat any transfers from that Investment Program as a withdrawal.

We reserve the right to determine additional investment programs to be eligible for inclusion under the Certificate, and to remove previously eligible programs based on changes to their investment objectives. If a previously eligible program is removed, we will provide written notification of the change and require that the Fund Account Value be transferred to an eligible Investment Program within the Transfer Period shown on the Certificate Data Page. If an eligible Investment Program is not selected within the Transfer Period, the Fund Account Value associated with the removed program will be treated as a withdrawal under the Certificate.

In the event there are no eligible Investment Programs offered through the Broker/Dealer, the Mandatory Annuity Payout provision of the Certificate will apply.

Fund Account Value The “Fund Account Value” is equal to the total value of the Owner’s Fund Account. The Fund Account Value is used for purposes of calculating the Benefit Base under the Certificate.

If the Fund Account Value is reduced to zero due to an Eligible Withdrawal while the Benefit Base is greater than zero, we will pay the Benefit Payments until the death of the last surviving Annuitant, as described in the Payout Phase section of the Certificate.

Eligible Withdrawal Start Date The “Eligible Withdrawal Start Date” is the date on which the Owner may begin taking Eligible Withdrawals. The Eligible Withdrawal Start Date is the later of:

•	the Certificate Anniversary following the date the youngest Annuitant attains the Eligibility Age; or

•	the Eligibility Date for the applicable Investment Program.

The “Eligibility Age,” as shown on the Certificate Data Page, is the age the youngest Annuitant must attain prior to taking an Eligible Withdrawal. The “Eligibility Date” is the earliest date on which the Owner may take an Eligible Withdrawal from an Investment Program. Each Investment Program has an associated Eligibility Date. The Eligibility Date for each Investment Program available, as of the Issue Date, is shown on the Certificate Data Page.

Eligible Withdrawal An “Eligible Withdrawal” is a withdrawal from the Fund Account that complies with all of the following:

•	We receive written notice from the Owner on a form acceptable to us, informing us of the Owner’s intent to start taking Eligible Withdrawals;

•	The amount of cumulative withdrawals taken during the Certificate Year, including the current withdrawal, does not exceed the Maximum Annual Withdrawal amount; and

•	The withdrawal occurs on or after the Eligible Withdrawal Start Date.

Ineligible Withdrawal An “Ineligible Withdrawal” is any withdrawal that is not an Eligible Withdrawal. An Ineligible Withdrawal will reduce the Owner’s Benefit Base.

Maximum Annual Withdrawal The “Maximum Annual Withdrawal” is the total amount available for Eligible Withdrawals in a Certificate Year. The Maximum Annual Withdrawal amount will be calculated on the Eligible Withdrawal Start Date and on each subsequent Certificate Anniversary.

The Maximum Annual Withdrawal is equal to the Benefit Base, multiplied by the applicable Guaranteed Option Factor. The Certificate does not restrict withdrawals from the Owner’s Fund Account. However, if withdrawals in a Certificate Year exceed the Maximum Annual Withdrawal amount, the Benefit Base in subsequent Certificate Years will be reduced, as described in the Benefit Base provision.

At our discretion, the Maximum Annual Withdrawal amount may be increased on a non-discriminatory basis and without prior notice, in order to satisfy minimum distribution requirements under the Code attributable to the Owner’s Fund Account. Any such increase will not affect Maximum Annual Withdrawal amounts in subsequent Certificate Years.

Dividends, interest or other income reinvested in the Fund Account will be treated as a Funding Payment.

Dividends, interest or other income not reinvested in the Fund Account is considered a withdrawal. The sale or transfer of Fund Account Value to pay the Certificate Fee will not be treated as a withdrawal under the Certificate.

Guaranteed Option Factor The “Guaranteed Option Factor” is used to determine the Maximum Annual Withdrawal amount. The Guaranteed Option Factors are shown on the Certificate Data Page. The Guaranteed Option Factor is based on the age of the youngest Annuitant at the time of the first Eligible Withdrawal. If there are Joint Annuitants, the Guaranteed Option Factor may be reduced as shown on the Certificate Data Page. After the Guaranteed Option Factor is determined, it will not change.

[Benefit Base (for [LU10905]) The “Benefit Base” is used only for purposes of calculating the Maximum Annual Withdrawal amount. The Benefit Base does not provide, and is not available as a cash or settlement value.

On the Issue Date, the Benefit Base is equal to the Fund Account Value. During the Funding Phase, the Benefit Base will be recalculated on each date an Ineligible Withdrawal is made and on each Reset Date, as shown on the Certificate Data Page. The Benefit Base will be recalculated as follows:

1. When an Ineligible Withdrawal is made, the Benefit Base will be reduced to equal (X) multiplied by (Y) divided by (Z) where:

X = The Benefit Base prior to the withdrawal

Y = The Fund Account Value immediately after the withdrawal

Z = The Fund Account Value immediately prior to the withdrawal

2. On each Reset Date, the Benefit Base will equal the greater of the Fund Account Value or the most recently calculated Benefit Base.

The Benefit Base will only be recalculated during the Funding Phase.

If any withdrawal in a Certificate Year reduces the Benefit Base to less than $2,000, we may treat the request as a withdrawal of the entire Fund Account Value, and the Certificate will terminate.]

[Benefit Base (for [LU10906]) The “Benefit Base” is used only for purposes of calculating the Maximum Annual Withdrawal amount. The Benefit Base does not provide, and is not available as a cash Value or settlement value.

On the Issue Date, the Benefit Base is equal to the Fund Account Value. The Benefit Base will be recalculated on each date of any withdrawal from the Owner’s Fund Account Value and on each date any Funding Payment is added to the Owner’s Fund Account.

If the withdrawal is an Eligible Withdrawal, the Benefit Base will remain unchanged.

If a withdrawal is an Ineligible Withdrawal, the Benefit Base will be recalculated to equal (X) multiplied by (Y) divided by (Z) where:

X = The Benefit Base prior to the withdrawal

Y = The Fund Account Value immediately after the withdrawal

Z = The Fund Account Value immediately prior to the withdrawal

On the date any Funding Payment is added to the Owner’s Fund Account, the Benefit Base will increase by the amount of the Funding Payment. The Benefit Base will not be increased to exceed the Owner’s Fund Account Value.

The Benefit Base will only be recalculated during the Funding Phase.

If any withdrawal in a Certificate Year reduces the Benefit Base to less than $2,000, we may treat the request as a withdrawal of the entire Fund Account Value, and the Certificate will terminate.]

[Benefit Base (for [LU10907]) The “Benefit Base” is used only for purposes of calculating the Maximum Annual Withdrawal amount. The Benefit Base does not provide, and is not available as, a cash or settlement value.

On the Issue Date, the Benefit Base is equal to the Fund Account Value. On each subsequent Certificate Anniversary, the Benefit Base will be equal to the greater of the Maximum Anniversary Value or the Rollup Value. The Maximum Anniversary Value and the Rollup Value will be determined as follows:

•

Maximum Anniversary Value (“MAV”): The MAV will be recalculated on each Reset Date, as shown on the Certificate Data Page, and on the date of every withdrawal from the Owner’s Fund Account Value during the Funding Phase.

On the Issue Date, the MAV is equal to the Fund Account Value. On each Reset Date, if the Fund Account Value exceeds the MAV, the MAV will be reset to equal the Fund Account Value.

If a withdrawal is an Eligible Withdrawal, the MAV will remain unchanged.

If a withdrawal is an Ineligible Withdrawal, the MAV will be recalculated to equal (X) multiplied by (Y) divided by (Z) where:

X = The MAV prior to the withdrawal

Y = The Fund Account Value immediately after the withdrawal

Z = The Fund Account Value immediately prior to the withdrawal

•

Rollup Value: During the Annual Rollup Period, shown on the Certificate Data Page, an accumulation rate will be applied daily to the Rollup Value at a rate that compounds over one year to equal the Annual Rollup Percentage shown on the Certificate Data Page. The Annual Rollup Period begins on the Issue Date.

On the Issue Date, the Rollup Value is equal to the Fund Account Value. If additional Funding Payments are made, the Rollup Value will be increased by the amount of the additional Funding Payment. The Rollup Value will continue to accumulate at the Annual Rollup Percentage until the date of the first Eligible Withdrawal or the end of the Annual Rollup Period, whichever occurs first.

The Annual Rollup Percentage will not be applied after the date of the first Eligible Withdrawal or the end of the Annual Rollup Period, whichever occurs first.

If a withdrawal is an Eligible Withdrawal, the Rollup Value will remain unchanged.

If a withdrawal is an Ineligible Withdrawal, the Rollup Value will be recalculated to equal (W) multiplied by (Y) divided by (Z) where:

W = The Rollup Value prior to the withdrawal

Y = The Fund Account Value immediately after the withdrawal

Z = The Fund Account Value immediately prior to the withdrawal

The Benefit Base will only be recalculated during the Funding Phase.

If any withdrawal in a Certificate Year reduces the Benefit Base to less than $2,000, we may treat the request as a withdrawal of the entire Fund Account Value and the Certificate will terminate.]

Taxes The Owner is responsible for any premium tax or other taxes assessed under the Certificate when the tax is incurred or at a later time. The taxes will be deducted for the Owner’s Fund Account Value.

Death of Owner If an Owner dies before the Payout Phase, the effect of the death under the Certificate will be determined by the following:

If there is only one Owner who is a living person:

•	With one Annuitant, when the Owner dies the Certificate will terminate.

•	With Joint Annuitants, when the Owner dies, the new Owner will be the surviving Spouse that was named as the sole Primary Beneficiary. The new Owner will continue as the only Annuitant.

If there are joint Owners who are living persons:

•	With one Annuitant, when the Owner who is not also an Annuitant dies, the surviving Owner will continue as the only Annuitant.

•	With Joint Annuitants, when an Owner dies, the surviving Owner will continue as the only Annuitant.

We reserve the right to request proof satisfactory to us that the Owner has died.

If the Owner dies during the Payout Phase, refer to the Payout Phase section of the Certificate.

Death of Annuitant If an Annuitant dies before the Payout Phase, the effect of such death under the Certificate will be determined by the following:

If there is only one Annuitant, when the Annuitant dies the Certificate will terminate.

If there are Joint Annuitants:

•	With one Owner who is a living person, when an Annuitant who is not also an Owner dies, then the Owner will continue as the only Annuitant.

•	With joint Owners, when either Annuitant dies, the surviving Owner will continue as the only Annuitant.

•	When the Owner is a custodian or trustee of an IRA:

•

if the Annuitant who is also the beneficial owner of the IRA dies, the Owner may continue the Certificate with the Joint Annuitant as the only Annuitant provided the following information is confirmed by the Owner in a manner satisfactory to us:

▪	the Annuitant was the beneficial owner of the IRA at the time of death;

▪	the Joint Annuitant is the sole beneficiary of the IRA;

▪	the Joint Annuitant has elected to continue the IRA as his or her own IRA; and

▪	the Owner has continued the IRA pursuant to a spousal election.

•	if the Joint Annuitant dies, the Owner may continue the Certificate with the beneficial owner of the IRA as the only Annuitant.

We reserve the right to request proof satisfactory to us that the Annuitant has died.

If the Annuitant dies during the Payout Phase, refer to the Payout Phase section of the Certificate.

PAYOUT PHASE

Payout Phase The “Payout Phase” is the second of the two phases of the Certificate. The Payout Phase begins on the earliest of the Benefit Payment Start Date, the Income Plan Start Date, or the Mandatory Annuity Payout Start Date. It continues until we make the last payment as provided by the Certificate.

Benefit Payments “Benefit Payments” begin on the Benefit Payment Start Date. The “Benefit Payment Start Date” is the date the Fund Account Value is reduced to zero by an Eligible Withdrawal from the Owner’s Fund Account. After that date, we will pay the Maximum Annual Withdrawal amount each year, less applicable taxes, until the death of the last Annuitant.

Benefit Payments will be made monthly starting the first month after the Benefit Payment Start Date. The amount of each Benefit Payment will be determined as follows:

•	In the Certificate Year in which the Payout Phase begins:

●

If the Owner is a living person, the Benefit Payment will be equal to (a) divided by (b), where (a) is the Maximum Annual Withdrawal less withdrawals taken prior to the Benefit Payment Start Date during that Certificate Year, and (b) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month for the purpose of this calculation;

●

If the Owner is a non-living person, the amount of each monthly Benefit Payment will be equal to (a) divided by (b), where (a) is the Maximum Annual Withdrawal, and (b) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month for the purpose of this calculation.

•	In subsequent Certificate Years, the Benefit Payment will be equal to the Maximum Annual Withdrawal divided by 12.

No further withdrawals can be made after the Benefit Payment Start Date.

If a payment frequency other than monthly is requested in a form acceptable to us and processed by us before the first Benefit Payment is made, then the payments as described in this section will be calculated and made in accordance with the request. If the Benefit Base is not large enough to provide a payment of $100, we reserve the right to change the payment frequency to annually, or to make the payment at least $100.

Optional Income Plans As an alternative to receiving Benefit Payments, the Owner may pay us the Fund Account Value and apply it to an Optional Income Plan as described below. An “Income Plan” is a series of payments made on a scheduled basis to the Owner or to another person designated by the Owner. The Owner may choose to apply the Fund Account Value to Income Plan 1, 2 or 3 below. The “Income Plan Start Date” is the date the Owner’s Fund Account Value is paid to us and applied to the Income Plan selected by the Owner. The Owner may choose only one Income Plan. The “Guaranteed Payment Period” is the period of time during which income plan payments are guaranteed to be made. If the Owner pays us the Fund Account Value and applies it to an Income Plan, the Owner’s Benefit Base will be reduced to zero and the Owner will not be entitled to receive any Benefit Payments.

The Owner is responsible for any Taxes due on any Income Plan payment made to the Owner. We may deduct such Taxes from such Income Payments and remit them to the tax authority.

After an Income Plan is chosen:

•	A new Income Plan may not be selected;

•	Amounts may not be reallocated to a different Income Plan; and

•	The Income Plan cannot be changed.

Income Plan 1 – Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may range from 0 to 360 months. If the Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 – Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or Joint Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or Joint Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 – Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant’s life. The minimum Guaranteed Payment Period is 60 months (120 months if the Income Plan Start Date occurs before the third Certificate Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of full months between the Income Plan Start Date and the date that the Annuitant reaches age 110, if greater. In no event may the Guaranteed Payment Period exceed 600 months.

We reserve the right to make available other Income Plans.

Income Plan Payment Tables The “Income Plan Payment Tables” shown below apply to the Optional Income Plans. The Income Plan Payment Tables contain guaranteed monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 2%. For ages, Guaranteed Payment Periods, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Income Plan Start Date, subtracted by two, reduced by one year for each six full calendar years between January 1, 2000 and the Income Plan Start Date.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan
Annuitant’s Adjusted Age	Male	Female	Annuitant’s Adjusted Age	Male	Female	Annuitant’s Adjusted Age	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63	$3.49 3.56 3.63 3.70 3.78 3.86 3.95 4.04 4.13 4.23 4.34 4.45 4.56 4.69	$3.26 3.31 3.38 3.44 3.51 3.58 3.65 3.73 3.82 3.90 4.00 4.09 4.20 4.31	64 65 66 67 68 69 70 71 72 73 74 75 76 77	$4.82 4.95 5.09 5.24 5.39 5.54 5.71 5.87 6.04 6.22 6.39 6.57 6.75 6.93	$4.42 4.54 4.67 4.80 4.95 5.10 5.26 5.42 5.60 5.78 5.96 6.16 6.36 6.56	78 79 80 81 82 83 84 85 86 87 88 89 90	$7.11 7.29 7.46 7.63 7.79 7.95 8.09 8.23 8.35 8.47 8.57 8.67 8.76	$6.77 6.97 7.17 7.37 7.57 7.75 7.93 8.09 8.24 8.37 8.49 8.60 8.70

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan
Male Annuitant’s Adjusted Age	Female Annuitant’s Adjusted Age
	50	55	60	65	70	75	80	85	90
50 55 60 65 70 75 80 85 90	$2.97 3.06 3.13 3.18 3.21 3.23 3.24 3.25 3.25	$3.10 3.23 3.34 3.43 3.49 3.53 3.56 3.57 3.58	$3.22 3.40 3.57 3.72 3.83 3.90 3.95 3.98 3.99	$3.31 3.55 3.79 4.02 4.21 4.35 4.45 4.50 4.53	$3.38 3.67 3.98 4.31 4.62 4.87 5.05 5.16 5.22	$3.43 3.75 4.13 4.56 5.01 5.42 5.74 5.96 6.08	$3.46 3.81 4.23 4.75 5.32 5.91 6.42 6.80 7.02	$3.48 3.84 4.29 4.86 5.53 6.26 6.94 7.49 7.84	$3.49 3.85 4.32 4.92 5.64 6.45 7.25 7.92 8.36

Income Plan 3 - Guaranteed Payment Period

Specific Period	Monthly Income Payment for each $1,000 Applied to this Income Plan
10 Years 11 Years 12 Years 13 Years 14 Years 15 Years 16 Years 17 Years 18 Years 19 Years 20 Years	$9.18 8.42 7.80 7.26 6.81 6.42 6.07 5.77 5.50 5.26 5.04

Mandatory Annuity Payout A mandatory annuity payout will be required on the Mandatory Annuity Payout Start Date. The “Mandatory Annuity Payout Start Date” is the earlier of the date on which there are no eligible investment programs available through the Broker/Dealer, or the Latest Income Plan Start Date. The “Latest Income Plan Start Date” is shown on the Certificate Data Page, and is the latest date by which an Optional Income Plan must be selected..

On the Mandatory Annuity Payout Start Date, the Owner may elect the Life Only Income Plan or Joint Life Only Income Plan as described below. The Life Only and Joint Life Only Income Plans are only available on the Mandatory Annuity Payout Start Date. Alternatively, the Owner may elect any other available Income Plan under the Certificate. We will apply the Fund Account Value to the chosen Income Plan. If no Income Plan is selected by the Mandatory Annuity Payout Start Date, the Certificate will terminate.

If the Owner elects the Life Only Income Plan or Joint Life Only Income Plan, the Owner will receive payments under the plan selected equal to the greater of the following:

•	The Maximum Annual Withdrawal amount under the Certificate as of the Certificate Year immediately preceding the Mandatory Annuity Payout Start Date; or

•	An annual payment amount determined by applying the remaining Fund Account Value as of the Mandatory Annuity Payout Start Date.

Life Only Income Plan Under the Life Only Income Plan, we will make payments for as long as the Annuitant lives. The Life Only Income Plan is available if only one Annuitant is alive on the Mandatory Annuity Payout Start Date. Upon the death of the Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.

Joint Life Only Income Plan Under the Joint Life Only Income Plan, we will make payments for as long as either of the Annuitants lives. Upon the death of the last Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.

Payout Terms and Conditions Benefit Payments and income plan payments are subject to the following terms and conditions:

•	We may require proof of age and sex before payments begin in the Payout Phase;

•	We may require proof that the Annuitant or Joint Annuitant is alive before we make each payment;
•

If any joint Owner dies during the Payout Phase, the Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining payments will be paid to the Owner as scheduled until the death of the last Annuitant or expiration of the Guaranteed Payment Period, as applicable; and

•

If an Annuitant dies during the Payout Phase, any remaining payments will be paid to the Owner as scheduled until the death of the last Annuitant or expiration of the Guaranteed Payment Period, as applicable.

GENERAL PROVISIONS

The Entire Contract The entire Contract consists of the Master Contract, the Master Contract Application, and the Certificate Application. All statements made in the Certificate Application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Certificate unless it is included in an application. If the Certificate is voided, the Owner will receive the sum of any Certificate Fees paid, excluding accrued interest.

Unless otherwise specified, all references to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify the Certificate without the Owner’s signed consent, except to make it comply with any changes in the Code or as required by any other applicable law, or as otherwise permitted by the terms of the Certificate.

Incontestability Except as provided in the Entire Contract provision above, the Certificate will be incontestable after it has been in force during the Owner’s lifetime for a period of two years from the Issue Date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts that would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the Benefit Payment Start Date, the Income Plan Start Date or the Mandatory Annuity Payout Start Date, we will:

•	Pay all amounts underpaid including interest calculated at an effective annual rate according to applicable state law; or

•

Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used. The person paid will be responsible for reimbursing us for any over payments.

Settlements Any full withdrawal under the Certificate will not be less than the minimum benefits required by any statute of the state in which the Certificate is delivered.

Deferment of Payments We reserve the right to postpone Benefit Payments or income plan payments during the Payout Phase for up to six months. Where required, we will make written request to, and obtain prior written approval from, the state insurance commissioner. If we elect to postpone payments for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment request is received by us to the date the payment is made.

Survivor Clause For purposes of the Certificate, in determining whether a person has survived another person, the person who survives the other person by at least 24 hours will be deemed to be the surviving person. A person who has not survived the other person by at least 24 hours will be conclusively presumed to have predeceased the other person.

Divorce of Owner After the Issue Date, if joint Owners legally divorce prior to the Payout Phase, we will replace the Certificate with new certificates issued individually to each Owner, subject to the terms of the court-issued divorce decree.

If the Owners legally divorce during the Payout Phase, subject to the terms of the court-issued divorce decree, we will replace the Certificate with new certificates issued individually to each Owner. Benefit Payments or income plan payments, if applicable, will be made under the new individual certificates, calculated using the same Guaranteed Option Factor or, if applicable, under the same Optional Income Plan that applied under the Certificate prior to the date of divorce.

Cancellation The Certificate may be cancelled by the Owner by providing written notice to us in a form acceptable to us. We reserve the right to restrict the Owner’s ability to purchase a new Certificate within 3 years of the date the Owner elected to cancel the Certificate. Certificate Fees will not be refunded.

Assignment of Contract This Contract may not be assigned by the Master Contractholder without our prior written consent. Any change in ownership of this Contract must be in writing in a form acceptable to us. Only an authorized officer of the Company may give written consent.

Cessation of New Business We reserve the right to close the Contract to new certificates upon prior written notice to the Master Contractholder. If we close the Contract to new certificates, the rights of existing Certificate Owners will not be affected.

Master Contract Amendment or Termination The Master Contract may be amended by us, terminated by us, or terminated by the Master Contractholder without the consent of the Owner or any other person. No termination completed after the Issue Date will adversely affect the Owner’s rights under the Certificate.

Termination of the Certificate The Certificate will terminate on the earliest of the following dates:

•	The date that the Owner notifies us in writing that the Owner elects to cancel the Certificate, subject to the Cancellation provision.

•	The date the Benefit Base is reduced to zero, unless due to the election of an Income Plan;

•	The date of death of the last Annuitant, unless the Guaranteed Payment Period has not expired under an Optional Income Plan;

•	The date the Annuitant or Joint Annuitant is removed from the Certificate for any reason, following the date of the first Eligible Withdrawal;

•	The date a non-Spouse Owner is added;

•	For a Certificate owned by a custodian or trustee of an IRA with a Joint Annuitant, the date a non-spousal beneficiary is added to the IRA;

•	The date the Owner transfers the Fund Account Value to an investment program not determined as eligible by us; or

•	The date the Certificate Fees have not been paid as required under the Certificate.

REFUND OF FEES AT DEATH ENDORSEMENT

When the Death of Annuitant provision is endorsed to allow for the refund of all Certificate Fees upon the death of the last Annuitant, the following provision will apply:

Upon death of the last Annuitant, we will refund all Certificate Fees deducted under the Certificate if all of the following conditions have been met:

•	The Fund Account Value at time of death of the last Annuitant is greater than zero;

•	Withdrawals in any Certificate Year have not been greater than the available Maximum Annual Withdrawal for that Certificate Year;

•	The Certificate is terminated due to the death of the last Annuitant; and

•	The Certificate is in the Funding Phase on the date of death of the last Annuitant.

INDIVIDUAL RETIREMENT ANNUITIES ENDORSEMENT

When a Certificate is endorsed as an Individual Retirement Annuity under Section 408 of the Internal Revenue

Code, the following provisions will apply regardless of any provisions to the contrary in this Group Master Contract.

As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

This endorsement is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary. Your contract has been amended as follows:

The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

On the basis of the application for the certificate to which this endorsement is attached, the certificate is issued as an Individual Retirement Annuity (IRA) intended to qualify under section 408(b) of the Code.

This amendment is established for the exclusive benefit of the individual Owner (you) and your beneficiary(ies).

You may not transfer, sell, assign, discount, or pledge your IRA for any purpose. Your interest is nonforfeitable.

You must also be the Annuitant.

The contract does not require fixed premiums.

Maximum Permissible Annual Contributions

Except as described below, the maximum contribution shall not exceed:

• $3,000 for any taxable year beginning in 2002 through 2004;

• $4,000 for any taxable year beginning in 2005 through 2007;

• $5,000 for any taxable year beginning in 2008 and years thereafter, or

• the maximum amount allowable as a deduction under section 219 of the Code, the provisions of which are herein incorporated by reference.

• After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under section 219(b)(5)(C) of the Code. Such adjustments will be in multiples of $500.

In the case of an individual who is 50 or older, the annual cash contribution limit is increased by:

• $500 for any taxable year beginning in 2002 through 2005; and

• $1,000 for any taxable year beginning in 2006 and years thereafter, or

• the maximum amount allowable as an additional deduction under section 219 of the Code, the provisions of which are herein incorporated by reference.

These limitations do not apply if the contribution is:

• A contribution made under the terms of a Simplified Employee Pension (SEP) as described in

Section 408(k), or

• A rollover contribution as permitted by Section 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10),

408(d)(3) and 457(e)(16).

Rollover contributions must represent funds rolled over from an IRA or an eligible qualified retirement plan to an

IRA. Rollover contributions must be made within 60 days after you receive funds from the prior plan.

No contributions will be accepted unless they are in cash.

No contribution will be accepted under a SIMPLE plan established by any employer pursuant to Code section

408(p). No transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE plan.

Distributions Before Death Must Commence No Later Than Age 70 ½

a.

Notwithstanding any provision of this IRA to the contrary, the distribution of your interest in the IRA shall be made in accordance with the requirements of section 408(b)(3) of the Code and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under Distribution Upon Death paragraph (c)) must satisfy the requirements of section 408(a)(6) of the Code and the regulations thereunder, rather than paragraphs (b), (c), and (d) below and the provisions under Distribution Upon Death.

b.	The entire interest of your IRA will commence to be distributed no later than the first day of April following the calendar year in which you attain age 70 ½ (the "required beginning date") over:

1. Your life, or the lives of you and your designated beneficiary, or

2. A period certain not extending beyond your life expectancy or the joint and last survivor expectancy of you and your designated beneficiary.

c. Distributions must:

1. Be made in periodic payments at intervals of no longer than one year,

2. Be either non-increasing or increase only as provided in Q&As-1 and -4 of section

1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary

Income Tax Regulations are finalized), and

3. Satisfy the incidental benefit requirements specified in Q&A-2 of section 1.401(a)(9)-6T (or as updated when Temporary Income Tax Regulations are finalized).

d.

The distribution periods described in paragraph (b) above cannot exceed the periods specified in section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized).

e.

The first required payment can be made as late as April 1 of the year following the year you attain age 70 ½ and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

Distribution Upon Death

a.

Death On or After Required Distributions Commence If you die on or after required distributions commence, the remaining portion of your interest will continue to be distributed under the contract option chosen.

b.	Death Before Required Distributions Commence If you die before required distributions commence,your entire interest will be distributed at least as rapidly as follows:

1.

If your designated beneficiary is someone other than your surviving spouse, the entire interest will be distributed, starting by December 31 of the year following the calendar year of your death, over the remaining life expectancy of your designated beneficiary. Life expectancy is determined using the age of your beneficiary as of his/her birthday in the year following the year of your death, or, if elected, in accordance with paragraph (b)(3) below.

2.

If your sole designated beneficiary is your surviving spouse the entire interest will be distributed, starting by December 31 of the year following the calendar year of your death (or by the end of the calendar year in which you would have attained age 70 ½, if later), over your spouse's life, or, if elected, in accordance with paragraph (b)(3) below. If your surviving spouse dies before required distributions commence to him/her, the remaining interest will be distributed, starting by December 31 of the year following the calendar year of your spouse's death, over your spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his/her birthday in the year following the death of your spouse, or if elected, will be distributed in accordance with paragraph (b)(3) below. If your surviving spouse dies after required distributions commence to him/her, any remaining interest will continue to be distributed under the contract option chosen.

3.

If there is no designated beneficiary, or if applicable by operation of (b)(1) or (b)(2) above, your entire interest will be distributed by December 31 of the year containing the fifth anniversary of your death (or of your spouse's death in the case of a surviving spouse's death before distributions are required to begin under paragraph (b)(2) above).

4.

Life expectancy is determined using the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to your surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to your spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to your beneficiary's age in the year specified in paragraph (b)(1) or (2) and reduced by 1 for each subsequent year.

c.

The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

d.

For purposes of paragraphs (a) and (b) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized), then required distributions are considered to commence on the annuity starting date.

e.

If the sole designated beneficiary is your surviving spouse, your spouse may elect to treat the IRA as his/her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a beneficiary.

Annual Report We shall furnish an annual calendar year report concerning the status of your annuity and such information concerning required minimum distributions as prescribed by the commissioner of Internal Revenue.

Amendments We reserve the right to modify this endorsement, to the extent necessary to preserve the tax treatment of this contract under the Code or as required by any other applicable law.

ROTH INDIVIDUAL RETIREMENT ANNUITIES ENDORSEMENT

The following provisions apply in lieu of any provisions in the Master Contract to the contrary if an annuitant establishes a Roth individual retirement annuity (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.

As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

This endorsement is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary. Your contract has been amended as follows:

The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

On the basis of the application for the contract to which this endorsement is attached, the contract is issued as a

Roth Individual Retirement Annuity (Roth IRA) intended to qualify under section 408A of the Code.

This amendment is established for the exclusive benefit of the individual Owner (you) and your beneficiary(ies).

You may not transfer, sell, assign, discount, or pledge your IRA for any purpose. Your interest is nonforfeitable.

You must also be the Annuitant.

The contract does not require fixed premiums.

Maximum Permissible Annual Contribution and Restrictions

a.	Acceptable Contributions

Except in the case of a qualified rollover contribution or a recharacterization (as defined in (f)

below, no contribution will be accepted unless it is in cash and the total of such contributions to all the individual's Roth IRAs for a taxable year does not exceed the applicable amount (as defined in (b) below), or the individual's compensation (as defined in (h) below), if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of the applicable amount or the individual's compensation is referred to as a "regular contribution." A

"qualified rollover contribution" is a rollover contribution that meets the requirements of section

408(d)(3) of the Internal Revenue Code, except the one-rollover-per-year rule of section

408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA (a

"non-Roth IRA"). Contributions may be limited under (c) through (e) below.

b.	Applicable Amount

The applicable amount is determined under (i) or (ii) below:

i.	If the individual is under age 50, the applicable amount is:
•	$3,000 for any taxable year beginning in 2002 through 2004,
•	$4,000 for any taxable year beginning in 2005 through 2007, and
•	$5,000 for any taxable year beginning in 2008 and years thereafter, or
•	the maximum amount allowable as a deduction under section 219 of the Code, the provisions of which are herein incorporated by reference, with respect to such Individual for such taxable year.

ii.	If the individual is 50 or older, the applicable amount is:
•	$3,500 for any taxable year beginning in 2002 through 2004,
•	$4,500 for any taxable year beginning in 2005,
•	$5,000 for any taxable year beginning in 2006 through 2007, and
•	$6,000 for any taxable year beginning in 2008 and years thereafter, or
•	the maximum amount allowable as a deduction under section 219 of the Code, the provisions of which are herein incorporated by reference, with respect to such individual for such taxable year.

iii. After 2008, the limits in paragraph (b)(i) and (ii) above will be adjusted by the Secretary of the Treasury for cost-of-living increased under section 219(b)(5)(C) of the Code. Such adjustments will be in multiples of $500.

c.	Regular Contribution Limit

If (i) and/or (ii) below apply, the maximum regular contribution that can be made to all the individual's Roth IRAs for a taxable year is the smaller amount determined under (i) or (ii).

i.

The maximum regular contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," defined in (g) below) in accordance section 408A of the Code, the provisions of which are herein incorporated by reference. The following table is an example of the provisions under section 408A:

Filing Status	Full Contribution	Phase-out Range	No Contribution
		Modified AGI
Single or Head of Household	$95,000 or less	Between $95,000 and $110,000	$110,000 or more
Joing Return or Qualifying Widow(er)	$150,000 or less	Between $150,000 and $160,000	$160,000
Married-Separate Return	$0	Between $0 and $10,000	$10,000 or more

If the individual's modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200.

ii.

If the individual makes regular contributions to both Roth and non-Roth IRAs for a taxable year, the maximum regular contribution that can be made to all the individual's Roth IRAs for that taxable year is reduced by the regular contributions made to the individual's non-Roth IRAs for the taxable year.

d.	Qualified Rollover Contribution Limit

A rollover from a non-Roth IRA cannot be made to this IRA if, for the year the amount is distributed from the non-Roth IRA,

i.	The individual is married and files a separate return,
ii.	The individual is not married and has modified AGI in excess of $100,000 or
iii.	The individual is married and together the individual and the individual's spouse have modified AGI in excess of $100,000.
iv.

For purposes of (i) through (iii) above, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate returns for the taxable year.

v.	Paragraphs (d)(i) through (iii) above are subject to change pursuant to section 408A(c) of the Code, the provisions of which are herein incorporated by reference.

e.	SIMPLE IRA Limits

No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to section 408(p) of the Code. Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date the individual first participated in that employer's SIMPLE IRA plan.

f.	Recharacterization

A regular contribution to a non-Roth IRA may be recharacterized pursuant to the rules in section 1.408A-5 of the regulations as a regular contribution to this IRA, subject to the limits in (c) above.

g.	Modified AGI

For purposes of (c) and (d) above, an individual's modified AGI for a taxable year is defined in section 408A(c)(3)(C)(i) of the Code and does not include any amount included in adjusted gross               income as a result of a rollover from a non-Roth IRA (a "conversion").

h.	Compensation

For purposes of (a) above, compensation is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in section 401(c)(2) of the Code (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, section 401(c)(2) shall be applied as if the term trade or business for purposes of section 1402 included service described in subsection (c)(6). Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income. Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under section 71 with respect to a divorce or separation instrument described in subparagraph (A) of section 71(b)(2). In the case of a married individual filing a joint return, the greater compensation of his or her spouse is treated as his or her own compensation, but only to the extent that such spouse's compensation is not being used for purposes of the spouse making a contribution to a Roth IRA or a deductible contribution to a non-Roth IRA.

Distributions Before Death Are Not Required

No amount is required to be distributed prior to the death of the individual for whose benefit the contract was originally established.

Distribution Upon Death

a.

Notwithstanding any provision of this IRA to the contrary, the distribution of the individual's interest in the IRA shall be made in accordance with the requirements of section 408(b)(3) of the Code, as modified by section 408A(c)(5), and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under paragraph (c)) must satisfy the requirements of section 408(a)(6) of the Code, as modified by section 408A(c)(5), and the regulations thereunder, rather than the distribution rules in paragraphs (b), (c), (d), and (e) below.

b.	Upon the death of the individual, his or her entire interest will be distributed at least as rapidly as follows:

i.

If the designated beneficiary is someone other than the individual's surviving spouse, the entire interest will be distributed, starting by December 31 of the year following the calendar year of the individual's death, over the remaining life expectancy of the designated beneficiary. Life expectancy is determined using the age of the beneficiary as of his/her birthday in the year following the year of the individual's death, or, if elected, in accordance with paragraph (b)(iii) below.

ii.

If the individual's sole designated beneficiary is the individual's surviving spouse, the entire interest will be distributed, starting by December 31 of the year following the calendar year of the individual's death (or by the end of the calendar year in which the individual would have attained age 70 ½, if later), over such spouse's life, or, if elected, in accordance with paragraph (b)(iii) below. If the surviving spouse dies before required distributions commence to him/her, the remaining interest will be distributed, starting by December 31 of the year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his/her birthday in the year following the death of the spouse, or if elected, will be distributed in accordance with paragraph (b)(iii) below. If the surviving spouse dies after required distributions commence to him/her, any remaining interest will continue to be distributed under the contract option chosen.

iii.

If there is no designated beneficiary, or if applicable by operation of (b)(i) or (b)(ii) above, the entire interest will be distributed by December 31 of the year containing the fifth anniversary of the individual's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (b)(ii) above).

iv.

Life expectancy is determined using the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in paragraph (b)(i) or (ii) and reduced by 1 for each subsequent year.

c.

The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

d.

For purposes of paragraphs (b)(ii) above, required distributions are considered to commence on the date distributions are required to begin to the surviving spouse under such paragraph. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized), then required distributions are considered to commence on the annuity starting date.

e.

If the sole designated beneficiary is the individual's surviving spouse, the spouse may elect to treat the IRA as his/her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA or fails to take required distributions as a beneficiary.

Annual Report We shall furnish an annual calendar year report concerning the status of the annuity and such information concerning required minimum distributions as is prescribed by the commissioner of Internal Revenue.

Amendments We reserve the right to modify this endorsement, to the extent necessary to preserve the tax treatment of this contract under the Code or as required by any other applicable law.

SIMPLE IRA ENDORSEMENT

For Savings Incentive Match Plan for Employees Individual Retirement Annuities (SIMPLE IRA)The Owner’s certificate will be amended as follows:

As used in this endorsement, "Contract" means the Contract or Certificate to which this endorsement is attached.

This endorsement is made a part of the annuity contract to which it is attached, and the following provisions apply in lieu of any provisions in the contract to the contrary. Your contract has been amended as follows:

The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

On the basis of the application for the contract to which this Rider is attached, the contract is issued as a Savings

Incentive Match Plan for Employees Individual Retirement Annuity (SIMPLE IRA) intended to qualify under Section 408(b) and 408(p) of the Code. This SIMPLE IRA cannot be used by a trustee, custodian or issuer that is a designated financial institution within the meaning of Section 408(p)(7).

This amendment is established for the exclusive benefit of the individual Owner (you) and your beneficiary(ies).

You may not transfer, sell, assign, discount, or pledge your IRA for any purpose. Your interest is nonforfeitable.

You must also be the Annuitant.

The contract does not require fixed premiums.

Maximum Permissible Annual Contribution

This SIMPLE IRA will accept only:

a.	a cash contribution made by an employer on behalf of the individual under a SIMPLE IRA Plan that meets the requirements of Section 408(p) of the Internal Revenue Code, and
b.	a rollover contribution or a transfer of assets from another SIMPLE IRA of the individual.

No other contributions will be accepted.

Restrictions on Rollovers, Transfers, and Additional Tax for Distributions Within 2 Years

Prior to the expiration of the 2-year period beginning on the date the individual first participated in any SIMPLE IRA Plan maintained by the individual's employer, any rollover or transfer by the individual of funds from this SIMPLE IRA must be made to another SIMPLE IRA of the individual. Any distribution of funds to the individual during this 2-year period may be subject to a 25 percent additional tax if the individual does not roll over the amount distributed into a SIMPLE IRA. After the expiration of this 2-year period, the individual may roll over or transfer funds to any IRA of the individual that is qualified under Section 408(a), (b) or (p) of the Internal Revenue Code, or to another eligible retirement plan described in Section 402(c)(8)(B).

Distributions Before Death Must Commence No Later Than Age 70 1/2

a.

Notwithstanding any provision of this IRA to the contrary, the distribution of the individual's interest in the IRA shall be made in accordance with the requirements of section 408(b)(3) of the Code and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are not made in the form of an annuity on an irrevocable basis (except for acceleration), then distribution of the interest in the IRA (as determined under Distribution Upon Death paragraph (c)) must satisfy the requirements of section 408(a)(6) of the Code and the regulations thereunder, rather than paragraphs (b), (c), and (d) below and the provisions under Distribution Upon Death.

b.	The entire interest of your IRA will commence to be distributed no later than the first day of April following the calendar year in which you attain age 70 ½ (the "required beginning date") over:

1.	Your life, or the lives of you and your designated beneficiary, or

2.	A period certain not extending beyond your life expectancy or the joint and last survivor expectancy of you and your designated beneficiary.

c.	Distributions must:

1.	Be made in periodic payments at intervals of no longer than one year,

2.

Be either non-increasing or increase only as provided in Q&As-1 and -4 of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized), and

3.	Satisfy the incidental benefit requirements specified in Q&A-2 of section 1.401(a)(9)-6T (or as updated when Temporary Income Tax Regulations are finalized).

d.

The distribution periods described in paragraph (b) above cannot exceed the periods specified in section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized).

e.

The first required payment can be made as late as April 1 of the year following the year you attain age 70 ½ and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

Distribution Upon Death

a.

Death On or after Required Distributions Commence If you die on or after required distributions commence, the remaining portion of your interest will continue to be distributed under the contract option chosen.

b.	Death Before Required Distributions Commence If you die before required distributions commence, your entire interest will be distributed at least as rapidly as follows:

1.   If your designated beneficiary is someone other than your surviving spouse, the entire interest will be distributed, starting by December 31 of the year following the calendar year of your death, over the remaining life expectancy of your designated beneficiary. Life expectancy is determined using the age of your beneficiary as of his/her birthday in the year following the year of your death, or, if elected, in accordance with paragraph (b)(3) below.

2.   If your sole designated beneficiary is your surviving spouse the entire interest will be distributed, starting by December 31 of the year following the calendar year of your death (or by the end of the calendar year in which you would have attained age 70 ½, if later), over your spouse's life, or, if elected, in accordance with paragraph (b)(3) below. If your surviving spouse dies before required distributions commence to him/her, the remaining interest will be distributed, starting by December 31 of the year following the calendar year of your spouse's death, over your spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his/her birthday in the year following the death of your spouse, or if elected, will be distributed in accordance with paragraph (b)(3) below. If your surviving spouse dies after required distributions commence to him/her, any remaining interest will continue to be distributed under the contract option chosen.

3.

If there is no designated beneficiary, or if applicable by operation of (b)(1) or (b)(2) above, your entire interest will be distributed by December 31 of the year containing the fifth anniversary of your death (or of your spouse's death in the case of a surviving spouse's death before distributions are required to begin under paragraph (b)(2) above).

4.

Life expectancy is determined using the Single Life Table in Q&A-1 of section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are being made to your surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to your spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to your beneficiary's age in the year specified in paragraph (b)(1) or (2) and reduced by 1 for each subsequent year.

c.

The "interest" in the IRA includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of section 1.408-8 of the Income Tax Regulations and the actuarial value of any other benefits provided under the IRA, such as guaranteed death benefits.

d.

For purposes of paragraphs (a) and (b) above, required distributions are considered to commence on the individual's required beginning date or, if applicable, on the date distributions are required to begin to the surviving spouse under paragraph (b)(2) above. However, if distributions start prior to the applicable date in the preceding sentence, on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of section 1.401(a)(9)-6T of the Temporary Income Tax Regulations (or as updated when Temporary Income Tax Regulations are finalized), then required distributions are considered to commence on the annuity starting date.

e.

If the sole designated beneficiary is your surviving spouse, your spouse may elect to treat the IRA as his/her own IRA. This election will be deemed to have been made if such surviving spouse makes a contribution to the IRA (permitted under the contribution rules for SIMPLE IRAs as if the surviving spouse were the owner) or fails to take required distributions as a beneficiary.

Annual Report We shall furnish an annual calendar year report concerning the status of your annuity and such information concerning required minimum distributions as is prescribed by the commissioner of Internal Revenue. If contributions made on behalf of the individual under a SIMPLE IRA plan maintained by the individual's employer are received directly by the issuer of this SIMPLE IRA contract from the employer, the issuer will provide the employer with the summary description required by section 408(l)(2)(B) of the Code.

Amendments We reserve the right to modify this endorsement, to the extent necessary to preserve the tax treatment of this contract under the Code or as required by any other applicable law.

Page 24

Allstate Life

Insurance Company

A Stock Company

Home Office: 3100 Sanders Road, Northbrook, Illinois 60062-7154

Group Contingent Deferred Annuity Certificate

This Certificate is issued to the Owner in consideration of the application for this Certificate and the payment of Certificate Fees. Subject to the terms and conditions of the Certificate, Allstate Life Insurance Company will pay the Benefit Payments according to the terms of the Certificate beginning on the Benefit Payment Start Date. Alternatively, you may apply your Fund Account Value to an Optional Income Plan as described in the Certificate.

Throughout this Certificate, “you” and “your” refer to the Owner(s) of this Certificate. “We”, “us”, “our” and “the Company” refer to Allstate Life Insurance Company.

Certificate Summary

This Certificate is a summary of your rights under the Group Contingent Deferred Annuity Master Contract (referred to as “Master Contract”). This Certificate provides no benefits during the Funding Phase. Benefits are provided only if the Funding Phase ends and the Payout Phase begins. The Payout Phase begins on the date your Fund Account Value is reduced to zero. During the Payout Phase, periodic income payments are provided beginning on the Benefit Payment Start Date. The Benefit Payment Start Date is the date, if applicable, when the Fund Account Value is reduced to zero and the Benefit Base is greater than zero. Alternatively, if you choose an Optional Income Plan, the plan chosen provides a series of income payments beginning on the Income Plan Start Date. See the body of the Certificate for further information.

This Certificate has no cash value, loan value or surrender value.

This Certificate does not pay dividends or death benefits.

You own the Fund Account. The Fund Account is not an account of, and the investments of the Fund Account are not assets of, Allstate Life Insurance Company.

The Fund Account is subject to the Owner’s agreement with the Broker/Dealer.

You should review the tax status of this Certificate with your tax advisor each year.

PLEASE READ YOUR CERTIFICATE CAREFULLY.

This Certificate describes your benefits and the provisions of the Master Contract.

Trial Examination Period

If you are not satisfied with this Certificate for any reason, you may cancel it by written notification within 30 days after you receive it. We will refund any Certificate Fees to you.

By:	/s/ Michael J. Velotta	By:	/s/ James E. Hohmann
	Secretary		President and Chief Executive Officer

Group Contingent Deferred Annuity

LU10905	Page 1

LU10905	Page 2

CERTIFICATE DATA PAGE

Certificate Number:	444444444

Fund Account: ...............................................................................................................55555555555

Eligible Investment Programs:	Eligibility Date used for withdrawals:
2005 Fund	May 1, 2000
2010 Fund	May 1, 2005
2015 Fund	May 1, 2010

Issue Date:	May 1, 2003

Owner:	John Doe

Owner:	Mary Doe

Annuitant:	John Doe
Age at Issue:	35
Sex:	Male

Joint Annuitant:	Jane Doe
Age at Issue:	34
Sex:	Female

Primary Beneficiary:	Jane Doe
Relationship to Owner:	Wife
Percentage:	100%

Contingent Beneficiary:	Susan Doe
Relationship to Owner:	Daughter
Percentage:	100%

Master Contractholder: ..........................................................................................................ALFS, Inc.

Broker/Dealer: .......................................................................................Allstate Financial Services, LLC

Tax Qualification:	IRA

Initial Funding Payment: ..........................................................................................................$50,000

Minimum Funding Payment: .........................................................................................................$50

Maximum Aggregate Funding Payment: .................................................................................$1,000,000

Annual Certificate Fee Percentage:...............................................................................................1.00%

Certificate Fee Calculation:

The Certificate Fee will be deducted from your Fund Account Value on the next Business Day following the end of each Certificate Fee Period.

DPA10905A-G

The “Certificate Fee Period” begins five Business Days prior to the end of the previous calendar quarter and ends six Business Days prior to the end of the current calendar quarter. A “Business Day” is any day where the New York Stock Exchange is open for regular trading.

The Certificate Fee will equal A multiplied by B, where:

A = The Average Fund Account Value, as defined below, for the Certificate Fee Period.

B = The Annual Certificate Fee Percentage shown on the Certificate Data Page, divided by the number of days in the current calendar year, then multiplied by the number of days in the Certificate Fee Period

The Average Fund Account Value will equal C divided by D; where

C = The sum of the Fund Account Values at the close of each Business Day

D = The number of Business Days.

Reset Date: ...........................................................................................................................3 years

Funding Payment Restriction Threshold: ..................................................................................... 0.10%

Transfer Period: .....................................................................................................................30 days

Eligibility Age: ..............................................................................................................................60

Guaranteed Option Factor:

Attained Age	Single Coverage	Joint Coverage
60	5.00%	4.50%
61	5.10%	4.60%
62	5.20%	4.70%
63	5.30%	4.80%
64	5.40%	4.90%
65	5.50%	5.00%
66	5.60%	5.10%
67	5.70%	5.20%
68	5.80%	5.30%
69	5.90%	5.40%
70	6.00%	5.50%
71	6.10%	5.60%
72	6.20%	5.70%
73	6.30%	5.80%
74	6.40%	5.90%
75	6.50%	6.00%
76	6.60%	6.10%
77	6.70%	6.20%
78	6.80%	6.30%
79	6.90%	6.40%
80	7.00%	6.50%
81	7.10%	6.60%
82	7.20%	6.70%
83	7.30%	6.80%
84	7.40%	6.90%
85 & older	7.50%	7.00%

DPA10905A-G

Latest Income Plan Start Date: .............................................................youngest Annuitant’s 105th birthday

If you have any questions about your Allstate Life Insurance Company annuity, please contact Allstate Life at

(800) 525-9287.

DPA10905A-G

THE PERSONS INVOLVED

Owner The “Owner” of this Certificate is the person(s) named in the application, who own(s) the Fund Account. As Owner, you will receive any payments under this Certificate, unless you have directed us to pay them to someone else. You may exercise all the rights stated in this Certificate, subject to the rights of any irrevocable Beneficiary. Any request to exercise ownership rights must be signed by all Owners. You may not assign any interest in this Certificate as collateral or security for a loan.

The Owner may be non-living if the Owner is an agent for an individual under the Internal Revenue Code of 1986, as amended (“Code”). If the Owner is a trust, the Owner will be considered a non-living person.

If there are joint Owners, they must be Spouses and must jointly own the Fund Account. As used throughout this Certificate, “Spouse” refers to a legal Spouse as defined by the Code. This Certificate cannot be jointly owned by a non-living person and a living person. If the Owner is a custodian or trustee of an Individual Retirement Account established pursuant to Section 408(a) of the Code (“IRA”), then there can only be one Owner. The Certificate cannot have more than two Owners.

“Owner” as used in this Certificate refers to all people named as Owners, unless otherwise indicated.

Annuitant The Annuitant is the person, named by the Owner, shown on the Certificate Data Page, during whose life we will pay the Benefit Payments or income plan payments, as applicable. The Annuitant cannot be changed or removed once the first Eligible Withdrawal has been taken or the Payout Phase has begun, whichever occurs first.

The Annuitant must be a living person. If the Owner is a living person, the Annuitant is an Owner. If the Owner is a non-living person, the Annuitant named by the Owner must have a beneficial interest in the Fund Account. If the Owner is a grantor trust pursuant to Subpart E of Subchapter J of the Code, the Annuitant must be the grantor. If the Owner is a custodian or trustee of an IRA, then the Annuitant must be the individual for whose exclusive benefit the IRA was created.

Joint Annuitant You may elect to add a Joint Annuitant prior to the first Eligible Withdrawal, or the election of an Optional Income Plan, whichever occurs first. If a Joint Annuitant has been elected, then we will pay the Benefit Payments or income plan payments, as applicable, for the lifetime of the Annuitant or Joint Annuitant, whoever lives longer. The Joint Annuitant cannot be changed or removed once the first Eligible Withdrawal has been taken or the Payout Phase has begun, whichever occurs first. The Certificate cannot have more than one Joint Annuitant.

If there is only one Owner, and Joint Annuitant is selected, then the Joint Annuitant must be the Owner’s Spouse who must also be the sole Primary Beneficiary of the Certificate. If there are joint Owners, and a Joint Annuitant is selected, then the Joint Annuitant must be the other Owner. If the Owner is a non-living person, other than the custodian or trustee of an IRA, a Joint Annuitant is not allowed. If the Owner is the custodian or trustee of an IRA, and a Joint Annuitant is selected, then the Joint Annuitant must be the Spouse of the Annuitant and the sole beneficiary of the IRA. The Owner assumes responsibility for ensuring that the Joint Annuitant satisfies these conditions at the time of issue and until this Certificate terminates.

We may require proof of age, sex and marriage when the Joint Annuitant is added to this Certificate.

Beneficiary For purposes of the Payout Phase section, and Certificate continuation under the Death of Owner provision, there are two classes of Beneficiaries, Primary Beneficiary(ies) and Contingent Beneficiary(ies). Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as “Beneficiaries.”

LU10905	Page 3

The Primary Beneficiary is the person(s) named on the Certificate Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Certificate upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Certificate Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Certificate upon the death of the sole surviving Owner, when all Primary Beneficiaries predecease the sole surviving Owner.

Unless you have designated an irrevocable Beneficiary, you may change or add Beneficiaries at any time, subject to the Joint Annuitant provision, by written request in a timely manner, in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

•	Your Spouse (or person of equivalent legal status based on applicable state law), or if he or she is no longer living;

•	Your surviving children equally, or if you have no surviving children;

•	Your estate.

For the purposes of this Certificate, children are natural children and legally adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries in a class will take equal shares. If there is more than one Beneficiary in a class, and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary’s entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries’ original shares.

Master Contractholder The “Master Contractholder” is the entity to which the Master Contract was issued, and is shown on the Certificate Data Page.

Broker/Dealer The “Broker/Dealer” is the broker/dealer with which you have established your Fund Account, and is shown on the Certificate Data Page.

FUNDING PHASE

Funding Phase The “Funding Phase” is the first of the two phases of this Certificate, during which you may make contributions to and take withdrawals from your Fund Account. The Funding Phase begins on the Issue Date stated on the Certificate Data Page. This phase will continue until the date when the Payout Phase begins, unless the Certificate is terminated before that date.

Certificate Year A “Certificate Year” is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date (“Certificate Anniversary”).

Funding Payment(s) “Funding Payments” are the contributions you make to your Fund Account during the Funding Phase. The amount of the initial Funding Payment is the Fund Account Value on the date the Certificate is issued, as shown on the Certificate Data Page. You may make subsequent Funding Payments during the Funding Phase. Contributions made after the Funding Phase ends are not considered Funding Payments under this Certificate.

LU10905	Page 4

For purposes of calculating the Benefit Base, we reserve the right to limit the amount of the Funding Payments we will allow to the Minimum Funding Payment amount and the Maximum Aggregate Funding Payment amount shown on the Certificate Data Page, without our prior approval. Payments in excess of the Maximum Aggregate Funding Payment may not be held in the Fund Account and will not be part of the Benefit Base. We reserve the right to change the Minimum Funding Payment and Maximum Aggregate Funding Payment, without your approval. For purposes of determining the Maximum Aggregate Funding Payments, we reserve the right to apply the aggregate amount across all annuity certificates and contracts issued by us or our affiliates.

We reserve the right to restrict additional Funding Payments to the Fund Account if, at any time, the annual certificate fee percentage available for new certificates exceeds the Annual Certificate Fee Percentage shown on the Certificate Data Page by an amount equal to or greater than the Funding Payment Restriction Threshold, as shown on the Certificate Data Page.

Certificate Fee The “Certificate Fee” is the money paid by you to us for the benefits provided under this Certificate. The Certificate Fee will be deducted from your Fund Account Value. The Annual Certificate Fee Percentage is shown on the Certificate Data Page. The Certificate Fee calculation is shown on the Certificate Data Page.

If we do not receive your required Certificate Fees, you will be given a grace period of 61 days. During the grace period, the Certificate will be in force. If you do not pay the Certificate Fees by the end of the grace period, the Certificate will terminate.

Fund Account The “Fund Account” is the investment account established with the Broker/Dealer within which the Owner’s assets are held. The Fund Account is shown on the Certificate Data Page. You own the assets of the Fund Account. The Fund Account is not an asset of the Company. Your rights and obligations with respect to the Fund Account are set forth in your agreement with the Broker/Dealer.

The Fund Account must continually be invested in one or more Investment Programs. “Investment Programs” are the investment programs offered through the Broker/Dealer that we determine to be eligible for inclusion under this Certificate. The Investment Programs available as of the Issue Date are shown on the Certificate Data Page. We reserve the right to require that the entire Fund Account Value be invested in only one Investment Program, and will treat any transfers from that Investment Program as a withdrawal.

We reserve the right to determine additional investment programs to be eligible for inclusion under the Certificate, and to remove previously eligible programs based on changes to their investment objectives. If a previously eligible program is removed, we will provide written notification of the change and require that the Fund Account Value be transferred to an eligible Investment Program within the Transfer Period shown on the Certificate Data Page. If an eligible Investment Program is not selected within the Transfer Period, the Fund Account Value associated with the removed program will be treated as a withdrawal under this Certificate.

In the event there are no eligible Investment Programs offered through the Broker/Dealer, the Mandatory Annuity Payout provision of this Certificate will apply.

Fund Account Value The “Fund Account Value” is equal to the total value of your Fund Account. The Fund Account Value is used for purposes of calculating the Benefit Base under this Certificate.

If the Fund Account Value is reduced to zero due to an Eligible Withdrawal while the Benefit Base is greater than zero, we will pay the Benefit Payments until the death of the last surviving Annuitant, as described in the Payout Phase section of the Certificate.

Eligible Withdrawal Start Date The “Eligible Withdrawal Start Date” is the date on which you may begin taking Eligible Withdrawals. The Eligible Withdrawal Start Date is the later of:

•	the Certificate Anniversary following the date the youngest Annuitant attains the Eligibility Age; or

LU10905	Page 5

•	the Eligibility Date for the applicable Investment Program.

The “Eligibility Age,” as shown on the Certificate Data Page, is the age the youngest Annuitant must attain prior to taking an Eligible Withdrawal. The “Eligibility Date” is the earliest date on which you may take an Eligible Withdrawal from an Investment Program. Each Investment Program has an associated Eligibility Date. The Eligibility Date for each Investment Program available, as of the Issue Date, is shown on the Certificate Data Page.

Eligible Withdrawal An “Eligible Withdrawal” is a withdrawal from the Fund Account that complies with all of the following:

•	We receive written notice from you on a form acceptable to us, informing us of your intent to start taking Eligible Withdrawals;

•	The amount of cumulative withdrawals taken during the Certificate Year, including the current withdrawal, does not exceed the Maximum Annual Withdrawal amount; and

•	The withdrawal occurs on or after the Eligible Withdrawal Start Date.

Ineligible Withdrawal An “Ineligible Withdrawal” is any withdrawal that is not an Eligible Withdrawal. An Ineligible Withdrawal will reduce your Benefit Base.

Maximum Annual Withdrawal The “Maximum Annual Withdrawal” is the total amount available for Eligible Withdrawals in a Certificate Year. The Maximum Annual Withdrawal amount will be calculated on the Eligible Withdrawal Start Date and on each subsequent Certificate Anniversary.

The Maximum Annual Withdrawal is equal to the Benefit Base, multiplied by the applicable Guaranteed Option Factor. The Certificate does not restrict withdrawals from your Fund Account. However, if withdrawals in a Certificate Year exceed the Maximum Annual Withdrawal amount, the Benefit Base in subsequent Certificate Years will be reduced, as described in the Benefit Base provision.

At our discretion, the Maximum Annual Withdrawal amount may be increased on a non-discriminatory basis and without prior notice, in order to satisfy minimum distribution requirements under the Code attributable to your Fund Account. Any such increase will not affect Maximum Annual Withdrawal amounts in subsequent Certificate Years.

Dividends, interest or other income not reinvested in the Fund Account is considered a withdrawal. The sale or transfer of Fund Account Value to pay the Certificate Fee will not be treated as a withdrawal under this Certificate.

Guaranteed Option Factor The “Guaranteed Option Factor” is used to determine the Maximum Annual Withdrawal amount. The Guaranteed Option Factors are shown on the Certificate Data Page. The Guaranteed Option Factor is based on the age of the youngest Annuitant at the time of the first Eligible Withdrawal. If there are Joint Annuitants, the Guaranteed Option Factor may be reduced as shown on the Certificate Data Page. After the Guaranteed Option Factor is determined, it will not change.

Benefit Base The “Benefit Base” is used only for purposes of calculating the Maximum Annual Withdrawal amount. The Benefit Base does not provide, and is not available as a cash or settlement value.

On the Issue Date, the Benefit Base is equal to the Fund Account Value. During the Funding Phase, the Benefit Base will be recalculated on each date an Ineligible Withdrawal is made and on each Reset Date, as shown on the Certificate Data Page. The Benefit Base will be recalculated as follows:

1. When an Ineligible Withdrawal is made, the Benefit Base will be reduced to equal (X) multiplied by (Y)

divided by (Z) where:

LU10905	Page 6

X = The Benefit Base prior to the withdrawal

Y = The Fund Account Value immediately after the withdrawal

Z = The Fund Account Value immediately prior to the withdrawal

2. On each Reset Date, the Benefit Base will equal the greater of the Fund Account Value or the most recently calculated Benefit Base.

The Benefit Base will only be recalculated during the Funding Phase.

If any withdrawal in a Certificate Year reduces the Benefit Base to less than $2,000, we may treat the request as a withdrawal of the entire Fund Account Value, and this Certificate will terminate.

Taxes You are responsible for any premium tax or other taxes assessed under this Certificate when the tax is incurred or at a later time. The taxes will be deducted from your Fund Account Value.

Death of Owner If an Owner dies before the Payout Phase, the effect of the death under this Certificate will be determined by the following:

If there is only one Owner who is a living person:

•	With one Annuitant, when the Owner dies the Certificate will terminate.

•	With Joint Annuitants, when the Owner dies, the new Owner will be the surviving Spouse that was named as the sole Primary Beneficiary. The new Owner will continue as the only Annuitant.

If there are joint Owners who are living persons:

•	With one Annuitant, when the Owner who is not also an Annuitant dies, the surviving Owner will continue as the only Annuitant.

•	With Joint Annuitants, when an Owner dies, the surviving Owner will continue as the only Annuitant.

We reserve the right to request proof satisfactory to us that the Owner has died.

If the Owner dies during the Payout Phase, refer to the Payout Phase section of this Certificate.

Death of Annuitant If an Annuitant dies before the Payout Phase, the effect of such death under this Certificate will be determined by the following:

If there is only one Annuitant, when the Annuitant dies the Certificate will terminate.

If there are Joint Annuitants:

•	With one Owner who is a living person, when an Annuitant who is not also an Owner dies, then the Owner will continue as the only Annuitant.

•	With joint Owners, when either Annuitant dies, the surviving Owner will continue as the only Annuitant.

•	When the Owner is a custodian or trustee of an IRA:

•

if the Annuitant who is also the beneficial owner of the IRA dies, the Owner may continue the Certificate with the Joint Annuitant as the only Annuitant provided the following information is confirmed by the Owner in a manner satisfactory to us:

LU10905	Page 7

▪	the Annuitant was the beneficial owner of the IRA at the time of death;

▪	the Joint Annuitant is the sole beneficiary of the IRA;

▪	the Joint Annuitant has elected to continue the IRA as his or her own IRA; and

▪	the Owner has continued the IRA pursuant to a spousal election.

•	if the Joint Annuitant dies, the Owner may continue the Certificate with the beneficial owner of the IRA as the only Annuitant.

We reserve the right to request proof satisfactory to us that the Annuitant has died.

If the Annuitant dies during the Payout Phase, refer to the Payout Phase section of this Certificate.

PAYOUT PHASE

Payout Phase The “Payout Phase” is the second of the two phases of this Certificate. The Payout Phase begins on the earliest of the Benefit Payment Start Date, the Income Plan Start Date, or the Mandatory Annuity Payout Start Date. It continues until we make the last payment as provided by this Certificate.

Benefit Payments “Benefit Payments” begin on the Benefit Payment Start Date. The “Benefit Payment Start Date” is the date the Fund Account Value is reduced to zero by an Eligible Withdrawal from your Fund Account. After that date, we will pay the Maximum Annual Withdrawal amount each year, less applicable taxes, until the death of the last Annuitant.

Benefit Payments will be made monthly starting the first month after the Benefit Payment Start Date. The amount of each Benefit Payment will be determined as follows:

•	In the Certificate Year in which the Payout Phase begins:

●

If the Owner is a living person, the Benefit Payment will be equal to (a) divided by (b), where (a) is the Maximum Annual Withdrawal less withdrawals taken prior to the Benefit Payment Start Date during that Certificate Year, and (b) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month for the purpose of this calculation;

●

If the Owner is a non-living person, the amount of each monthly Benefit Payment will be equal to (a) divided by (b), where (a) is the Maximum Annual Withdrawal, and (b) is the number of months left in the Certificate Year as of the Benefit Payment Start Date. Partial months will count as one full month for the purpose of this calculation.

•	In subsequent Certificate Years, the Benefit Payment will be equal to the Maximum Annual Withdrawal divided by 12.

No further withdrawals can be made after the Benefit Payment Start Date.

If a payment frequency other than monthly is requested in a form acceptable to us and processed by us before the first Benefit Payment is made, then the payments as described in this section will be calculated and made in accordance with the request. If the Benefit Base is not large enough to provide a payment of $100, we reserve the right to change the payment frequency to annually, or to make the payment at least $100.

Optional Income Plans As an alternative to receiving Benefit Payments, you may pay us your Fund Account Value and apply it to an Optional Income Plan as described below. An “Income Plan” is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose to apply the Fund

LU10905	Page 8

Account Value to Income Plan 1, 2 or 3 below. The “Income Plan Start Date” is the date your Fund Account Value is paid to us and applied to the Income Plan selected by you. You may choose only one Income Plan. The “Guaranteed Payment Period” is the period of time during which income plan payments are guaranteed to be made. If you pay us your Fund Account Value and apply it to an Income Plan, your Benefit Base will be reduced to zero and you will not be entitled to receive any Benefit Payments.

You are responsible for any Taxes due on any Income Plan payment made to you. We may deduct such Taxes from such Income Payments and remit them to the tax authority.

After an Income Plan is chosen:

•	A new Income Plan may not be selected;

•	Amounts may not be reallocated to a different Income Plan; and

•	The Income Plan cannot be changed.

Income Plan 1 – Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may range from 0 to 360 months. If the Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 – Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or Joint Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or Joint Annuitant is age 90 or older on the Income Plan Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 – Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant’s life. The minimum Guaranteed Payment Period is 60 months (120 months if the Income Plan Start Date occurs before the third Certificate Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of full months between the Income Plan Start Date and the date that the Annuitant reaches age 110, if greater. In no event may the Guaranteed Payment Period exceed 600 months.

We reserve the right to make available other Income Plans.

Income Plan Payment Tables The “Income Plan Payment Tables” shown below apply to the Optional Income Plans. The Income Plan Payment Tables contain guaranteed monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 2%. For ages, Guaranteed Payment Periods, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Income Plan Start Date, subtracted by two, reduced by one year for each six full calendar years between January 1, 2000 and the Income Plan Start Date.

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Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan

Annuitant’s Adjusted Age	Male Female		Annuitant’s Adjusted Age	Male Female	Annuitant’s Adjusted Age	Male Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63	$3.49 3.56 3.63 3.70 3.78 3.86 3.95 4.04 4.13 4.23 4.34 4.45 4.56 4.69	$3.26 3.31 3.38 3.44 3.51 3.58 3.65 3.73 3.82 3.90 4.00 4.09 4.20 4.31	64 65 66 67 68 69 70 71 72 73 74 75 76 77	$4.82 $4.42 4.95 4.54 5.09 4.67 5.24 4.80 5.39 4.95 5.54 5.10 5.71 5.26 5.87 5.42 6.04 5.60 6.22 5.78 6.39 5.96 6.57 6.16 6.75 6.36 6.93 6.56	78 79 80 81 82 83 84 85 86 87 88 89 90	$7.11 7.29 7.46 7.63 7.79 7.95 8.09 8.23 8.35 8.47 8.57 8.67 8.76	$6.77 6.97 7.17 7.37 7.57 7.75 7.93 8.09 8.24 8.37 8.49 8.60 8.70

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

Monthly Income Payment for each $1,000 Applied to this Income Plan
Male Annuitant’s Adjusted Age	Female Annuitant’s Adjusted Age
	50	55	60	65	70	75	80	85	90
50 55 60 65 70 75 80 85 90	$2.97 3.06 3.13 3.18 3.21 3.23 3.24 3.25 3.25	$3.10 3.23 3.34 3.43 3.49 3.53 3.56 3.57 3.58	$3.22 3.40 3.57 3.72 3.83 3.90 3.95 3.98 3.99	$3.31 3.55 3.79 4.02 4.21 4.35 4.45 4.50 4.53	$3.38 3.67 3.98 4.31 4.62 4.87 5.05 5.16 5.22	$3.43 3.75 4.13 4.56 5.01 5.42 5.74 5.96 6.08	$3.46 3.81 4.23 4.75 5.32 5.91 6.42 6.80 7.02	$3.48 3.84 4.29 4.86 5.53 6.26 6.94 7.49 7.84	$3.49 3.85 4.32 4.92 5.64 6.45 7.25 7.92 8.36

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Income Plan 3 - Guaranteed Payment Period

Specific Period	Monthly Income Payment for each $1,000 Applied to this Income Plan
10 Years 11 Years 12 Years 13 Years 14 Years 15 Years 16 Years 17 Years 18 Years 19 Years 20 Years	$9.18 8.42 7.80 7.26 6.81 6.42 6.07 5.77 5.50 5.26 5.04

Mandatory Annuity Payout A mandatory annuity payout will be required on the Mandatory Annuity Payout Start Date. The “Mandatory Annuity Payout Start Date” is the earlier of the date on which there are no eligible investment programs available through the Broker/Dealer, or the Latest Income Plan Start Date. The “Latest Income Plan Start Date” is shown on the Certificate Data Page, and is the latest date by which an Optional Income Plan must be selected..

On the Mandatory Annuity Payout Start Date, you may elect the Life Only Income Plan or Joint Life Only Income Plan as described below. The Life Only and Joint Life Only Income Plans are only available on the Mandatory Annuity Payout Start Date. Alternatively, you may elect any other available Income Plan under the Certificate. We will apply the Fund Account Value to the chosen Income Plan. If no Income Plan is selected by the Mandatory Annuity Payout Start Date, this Certificate will terminate.

If you elect the Life Only Income Plan or Joint Life Only Income Plan, you will receive payments under the plan selected equal to the greater of the following:

•	The Maximum Annual Withdrawal amount under this Certificate as of the Certificate Year immediately preceding the Mandatory Annuity Payout Start Date; or

•	An annual payment amount determined by applying the remaining Fund Account Value as of the Mandatory Annuity Payout Start Date.

Life Only Income Plan Under the Life Only Income Plan, we will make payments for as long as the Annuitant lives. The Life Only Income Plan is available if only one Annuitant is alive on the Mandatory Annuity Payout Start Date. Upon the death of the Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.

Joint Life Only Income Plan Under the Joint Life Only Income Plan, we will make payments for as long as either of the Annuitants lives. Upon the death of the last Annuitant, the Beneficiary will receive an amount equal to the Fund Account Value on the Mandatory Annuity Payout Start Date, less the amount of all payments made after the Fund Account Value was applied to the Income Plan. This amount will not be less than zero.

Payout Terms and Conditions Benefit Payments and income plan payments are subject to the following terms and conditions:

•	We may require proof of age and sex before payments begin in the Payout Phase;

•	We may require proof that the Annuitant or Joint Annuitant is alive before we make each payment;

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•

If any joint Owner dies during the Payout Phase, the Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. Any remaining payments will be paid to the Owner as scheduled until the death of the last Annuitant or expiration of the Guaranteed Payment Period, as applicable; and

•

If an Annuitant dies during the Payout Phase, any remaining payments will be paid to the Owner as scheduled until the death of the last Annuitant or expiration of the Guaranteed Payment Period, as applicable.

GENERAL PROVISIONS

The Entire Contract The entire Contract consists of the Master Contract, the Master Contract Application, and the Certificate Application. All statements made in the Certificate Application are representations and not warranties. No statement will be used by us in defense of a claim or to void the Certificate unless it is included in an application. If your Certificate is voided, you will receive the sum of any Certificate Fees paid, excluding accrued interest.

Unless otherwise specified, all references in this Certificate to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Certificate or waive a right or requirement of the Certificate. No other individual is authorized to do this.

We may not modify this Certificate without your signed consent, except to make it comply with any changes in the Code or as required by any other applicable law, or as otherwise permitted by the terms of this Certificate.

Incontestability Except as provided in the Entire Contract provision above, this Certificate will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts that would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the Benefit Payment Start Date, the Income Plan Start Date or the Mandatory Annuity Payout Start Date, we will:

•	Pay all amounts underpaid including interest calculated at an effective annual rate according to applicable state law; or

•

Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used. The person paid will be responsible for reimbursing us for any over payments.

Settlements Any full withdrawal under this Certificate will not be less than the minimum benefits required by any statute of the state in which the Certificate is delivered.

Deferment of Payments We reserve the right to postpone Benefit Payments or income plan payments during the Payout Phase for up to six months. Where required, we will make written request to, and obtain prior written approval from, the state insurance commissioner. If we elect to postpone payments for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment request is received by us to the date the payment is made.

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Survivor Clause For purposes of this Certificate, in determining whether a person has survived another person, the person who survives the other person by at least 24 hours will be deemed to be the surviving person. A person who has not survived the other person by at least 24 hours will be conclusively presumed to have predeceased the other person.

Divorce of Owner After the Issue Date, if joint Owners legally divorce prior to the Payout Phase, we will replace this Certificate with new certificates issued individually to each Owner, subject to the terms of the court-issued divorce decree.

If the Owners legally divorce during the Payout Phase, subject to the terms of the court-issued divorce decree, we will replace this Certificate with new certificates issued individually to each Owner. Benefit Payments or income plan payments, if applicable, will be made under the new individual certificates, calculated using the same Guaranteed Option Factor or, if applicable, under the same Optional Income Plan that applied under this Certificate prior to the date of divorce.

Cancellation This Certificate may be cancelled by you by providing written notice to us in a form acceptable to us. We reserve the right to restrict your ability to purchase a new Certificate within 3 years of the date you elected to cancel this Certificate. Certificate Fees will not be refunded.

Master Contract Amendment or Termination The Master Contract may be amended by us, terminated by us, or terminated by the Master Contractholder without the consent of you or any other person. No termination completed after the Issue Date will adversely affect your rights under this Certificate.

Termination of the Certificate This Certificate will terminate on the earliest of the following dates:

•	The date that you notify us in writing that you elect to cancel this Certificate, subject to the Cancellation provision.

•	The date the Benefit Base is reduced to zero, unless due to the election of an Income Plan;

•	The date of death of the last Annuitant, unless the Guaranteed Payment Period has not expired under an Optional Income Plan;

•	The date the Annuitant or Joint Annuitant is removed from the Certificate for any reason, following the date of the first Eligible Withdrawal;

•	The date a non-Spouse Owner is added;

•	For a Certificate owned by a custodian or trustee of an IRA with a Joint Annuitant, the date a non-spousal beneficiary is added to the IRA;

•	The date the Owner transfers the Fund Account Value to an investment program not determined as eligible by us; or

•	The date the Certificate Fees have not been paid as required under this Certificate

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APPLICATION FOR ALLSTATE® GUARANTEED LIFETIME INCOME

Issued by: Allstate Life Insurance Company, Northbrook, IL

Service Address:

P.O. Box 8046, Boston, MA 02266-8046

Phone: 877-663-3232

Certificate Number	FIC259

For Applicants in Arizona: Upon your written request we will provide you, within a reasonable period of time, reasonable factual information concerning the benefits and provisions of the annuity certificate. If for any reason you are not satisfied with this certificate, you may return it within 30 days after it is delivered and receive a full refund of all monies paid.

1. OWNER(S): If the owner is a trust or other non-living entity, it will receive any death benefit due regardless of any beneficiaries designated on the certificate. If there are joint owners, they must be spouses.

Name			Gender _ M _ F	Birthdate (MM/DD/YYYY)
Street Address			SSN/TIN
City	State	Zip	Phone No.
Joint Owner Name	Relationship to Owner		Gender _ M _ F	Birthdate (MM/DD/YYYY)
Street Address			SSN/TIN
City	State	Zip	Phone No.
2. OWNER TYPE:
_Individual _Joint _Non Grantor Trust[1,2] _Grantor Trust[1] _Custodial IRA Account _Other
[1]Trustee Name			Date of Trust
[2] For Non Grantor Trusts, Trustee certifies that all trust beneficiaries are natural persons.			_________	(Trustee Initial Here)
3. ANNUITANT: Must be youngest owner if natural person. If Grantor Trust, must be Grantor. If Custodial IRA Account, must be the individual for whose benefit the IRA was created.
Name			Gender _ M _ F	Birthdate (MM/DD/YYYY)
Street Address			SSN/TIN
City	State	Zip	Relationship to Owner
4. JOINT ANNUITANT (OPTIONAL): Must be spouse of annuitant. For custodial IRA Account, must be spouse of annuitant and sole beneficiary of the IRA.
Name			Gender _ M _ F	Birthdate (MM/DD/YYYY)
Street Address			SSN/TIN
City	State	Zip	Relationship to Annuitant
5. BENEFICIARY(IES): Include additional beneficiary information under Special Instructions
Name	_ Primary	_ Contingent	Birthdate	%
Street Address			SSN/TIN
City	State	Zip	Relationship to Owner
Name	_ Primary	_ Contingent	Birthdate	%
Street Address			SSN/TIN
City	State	Zip	Relationship to Owner

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6. FUND ACCOUNT INFORMATION:
List Fund Account (if known) __________________________________________________
7. CITIZENSHIP: Non-resident alien owners may be subject to a mandatory 30% federal withholding. An IRS form W8 is required prior to issue.
Are the following U.S. Citizens? (If no, complete this entire section.)
Owner(s): _ Yes _ No	Annuitant(s): _ Yes _ No	Beneficiary(ies): _Yes _ No
Full Name	Party (e.g. “Owner”)	Country of Citzenship
Permanent Resident Card No.		Visa No. and Type
	(attach copy of card)		(attach copy of Visa)
8. REPLACEMENT INFORMATION:
A. Do you have any existing annuity or life insurance contracts?	_Yes_No
B. Has or will this annuity replace or change any annuity or life insurance (including borrowing)?		_Yes_No
(If Yes, complete the following)
Company	Policy No.	Insured/Annuitant
Company	Policy No.	Insured/Annuitant

9. SPECIAL INSTRUCTIONS:

10. SIGNATURE(S): Owner(s) signature REQUIRED. If the Owner is a Trust, Custodian or other non-living entity, an authorized representative of that entity must sign as Owner.

I represent that the information provided in this application is complete and true to the best of my knowledge and belief. I have read the Important Information section and any applicable information for my state. I also understand there are fees associated with this purchase. I acknowledge receipt of an annuity prospectus.

Substitute Form W-9 - Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including U.S. resident alien).

The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.
SIGN HERE
Owner Signature		Joint Owner Signature

Annuitant Signature		Joint Annuitant Signature

Signed at: City	State	Date (MM/DD/YYYY)
11. AGENT USE ONLY:
A. To the best of your knowledge, does the customer have any existing annuity or life insurance contracts? _Yes_No
B. To the best of your knowledge, has or will this annuity replace or change any annuity or life insurance (including borrowing)? _Yes_No
SIGN HERE
Agent Name (Please Print)	Agent Signature	Agent No.

Phone No.	Fax No.	E-mail Address	Florida License No.

SIGN HERE

FIC259	Page 2 of 3	(03/08)

IMPORTANT INFORMATION

FOR APPLICANTS IN THE STATES LISTED BELOW:

Arkansas, Kentucky, Louisiana, Maine, New Mexico, Ohio, and Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

District of Columbia, Tennessee, Virginia and Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Puerto Rico: Any person who, knowingly and with the intent to defraud, presents false information in an insurance request form, or who presents, helps or has presented a fraudulent claim for the payment of a loss or other benefit, or presents more than one claim for the same damage or loss, will incur a felony, and upon conviction will be penalized for each violation with a fine no less than five thousand (5,000) dollars nor more than ten thousand (10,000) dollars, or imprisonment for a fixed term of three (3) years, or both penalties. If aggravated circumstances prevail, the fixed established imprisonment may be increased to a maximum of five (5) years; if attenuating circumstances prevail, it may be reduced to a minimum of two (2) years.

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